UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 9, 2007 (March 5, 2007)

(Date of Earliest Event Reported)

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road
Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 965-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CyberSource Corporation (the “Company”) approved the following increases in the annual salaries of the following executive officers:

Name	Position	Increase in Annual Salary	Annual Salary Following Increase
William S. McKiernan	Chairman of the Board and Chief Executive Officer	$20,000	$345,000
Scott Cruickshank	President and Chief Operating Officer	$15,000	$315,000
Steven D. Pellizzer	Chief Financial Officer and Vice President, Finance	$20,000	$245,000
Robert J. Ford	Chief Technology Officer and Executive Vice President, Product Development	$15,000	$280,000
Michael A. Walsh	Senior Vice President Worldwide Sales	$12,000	$227,000

On March 5, 2007, the Committee also approved the CyberSource Corporation 2007 Bonus Plan which provides for bonuses for all eligible employees, including the executive officers, upon over-achievement of operating income achieved by the Company for the full year 2007, based on the 2007 financial plan adopted and approved by the Company’s Board of Directors, as may be amended from time to time at the sole discretion of the Company. For every dollar of over-achievement of operating income by the Company for 2007 against the Company’s financial plan for such year, $0.50 will be placed into a bonus pool which is allocated to the employees based on, for eligible non-executive employees, a certain percentage of their salary, and, for executive employees, the following dollar amounts (which amounts represent the maximum such executive officer may receive under the 2007 Bonus Plan):

Name	Position	Target Bonus Amount
William S. McKiernan	Chairman of the Board and Chief Executive Officer	$100,000
Scott Cruickshank	President and Chief Operating Officer	$85,000
Steven D. Pellizzer	Chief Financial Officer and Vice President, Finance	$75,000
Robert J. Ford	Chief Technology Officer and Executive Vice President, Product Development	$75,000
Michael A. Walsh	Senior Vice President Worldwide Sales	$25,000*

*	Mr. Walsh may also earn up to an additional $100,000 in the form of commissions based on attaining and exceeding certain sales targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Vice President of Finance

Date: March 9, 2007